U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2011

GLOBAL IMMUNE TECHNOLOGIES, INC.

(Exact Name of registrant as specified in its Charter)

Wyoming	0-30520	98-05327255
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2809 Great Northern Loop, Suite 100, Missoula, MT		59808-1749
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, (406) 558-4947

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SECTION 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2011 at a Meeting of the Board of Directors, the meeting elected one new director increasing the size of the board to five members. The new member is Mr. Gerd A. Schroth. Gerd A. Schroth is president of AMS Consulting in Atlanta, Georgia, specializing in advising foreign companies on the North American Market. Mr. Schroth holds a Ph.D. in Engineering from the RWTH University in Aachen, Germany. He has more than 30 years experience in transferring German technology to the US by forming US subsidiaries of foreign engineering and machinery suppliers. In addition to forming these subsidiaries, Mr. Schroth has served as president of several of these subsidiaries with marketing, sales, operational and P & L responsibility. During the first oil crisis he became a founding member of the Manufacturers Technical Committee of the Portland Cement Association introducing energy saving manufacturing changes to the US cement industry. Mr. Schroth has presented and published several papers dealing with evolving trends in the North American cement industry and on improved equipment design.

Mr. Schroth will be paid for his services through RENON, our previously announced joint venture with partner, Institute of Applied Technology. Mr. Schroth has not been appointed to any committees at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2011	Global Immune Technologies, Inc.

/s/ Donald L. Perks
By: Donald L. Perks
Title: Chief Executive Officer